                      SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  November 25, 1997
                                       -----------------
                       (Date of earliest event reported)


                             BOSTON EDISON COMPANY
                             ---------------------
            (Exact name of registrant as specified in its charter)


        Massachusetts                1-2301              04-1278810
        -------------                ------              ----------
(State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation              File Number)     Identification No.)


800 Boylston Street, Boston, Massachusetts                02199
------------------------------------------                -----
 (Address of principal executive offices)               (Zip Code)


                              617-424-2000
                              ------------
          (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------


Divestiture of Fossil Fuel Generating Plants

On December 10, 1997, Boston Edison Company (the Company) announced that Sithe Energies, Inc., a privately held company headquartered in New York, won the bid to purchase the Company's non-nuclear generating assets. The purchase price of the Company's almost 2000 megawatts of generating capacity is $536 million. The book value of the plants is approximately $450 million. As part of the agreement Sithe Energies will also pay the Company additional consideration of $121 million for a six-month transitional power sales agreement under which the Company will continue to buy power from the generating plants. In addition, Sithe Energies will be responsible for obligations resulting from the recently enacted electric utility industry restructuring legislation described below for property tax payments to communities with power plants and for employees working at the plants.

Under the Company's restructuring settlement agreement which is pending approval at the Massachusetts Department of Public Utilities (MDPU), the net proceeds from the divestiture will be used to offset stranded costs to be recovered through the Company's distribution access charge.

Implementation of the divestiture plan is subject to certain regulatory approvals including those of the MDPU and the Federal Energy Regulatory Commission.


Industry Restructuring Legislature

A Massachusetts electric utility industry restructuring bill was signed into law on November 25, 1997. The legislation establishes a comprehensive framework for the restructuring of the electric utility industry. Major provisions of the legislation include the ability of retail electric customers to choose their electricity supplier (referred to as retail access) by March 1, 1998. At that time customers that continue to buy electricity from the Company under the standard offer will realize a combined 10% rate savings. By September 1, 1999, after divestiture of the Company's fossil generating assets and securitization or refinancing of its stranded costs, the Company's standard offer customers will realize another 5% savings in electricity rates after an adjustment for inflation. The legislation also provides opportunity for the full recovery of the Company's stranded costs. Under the legislation, the same broad objectives apply to all Massachusetts utilities. However, the legislation also enables the MDPU to approve previously filed restructuring plans, including negotiated settlements which reflect the unique characteristics of each company. The Company believes that the provisions of the electric utility industry restructuring legislation are substantially consistent with those included in its settlement agreement that was filed with the MDPU in July 1997.

Safe Harbor Cautionary Statement

The Company occasionally makes forward-looking statements as defined under securities laws. These forward-looking statements may be contained in filings with the Securities and Exchange Commission, press releases and oral statements. Actual results could potentially differ materially from these statements. Therefore, no assurances can be given that the outcomes stated in such forward-looking statements will be achieved. This filing on Form 8-K includes forward-looking statements about the electric utility industry restructuring legislation and the Company's related settlement agreement. The effects of the industry restructuring process underway at the MDPU could differ from the Company's expectation as regulatory decisions are finalized.

                                  SIGNATURE
                                  ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







                                         BOSTON EDISON COMPANY



                                 By:  /s/ Robert J. Weafer, Jr.
                                      ----------------------------------------
                                          Robert J. Weafer, Jr.
                                          Vice President-Finance,
                                          Controller and Chief
                                          Accounting Officer



Date:  December 11, 1997